CERTIFICATE OF INCORPORATION, AS AMENDED

OF

GREEN MOUNTAIN COFFEE, INC.

FIRST: The name of the Corporation is GREEN MOUNTAIN COFFEE, INC.

SECOND: The address of the registered office of the Corporation in the State of Delaware in No. 15 East North Street, in the City of Dover, County of Kent. The name of its registered agent at such address is United Corporate Services, Inc.

THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

FOURTH: The total number of shares of Capital Stock which the Corporation shall have authority to issue is Twenty One Million (21,000,000) shares, of which Twenty Million (20,000,000) shares shall be Common Stock of the par value of TEN CENTS ($0.10) per share, and One Million (1,000,000) shares shall be Preferred Stock of the par value of TEN CENTS ($0.10) per share.

The designations and the powers, preferences and rights, and the qualifications, limitations or restrictions of the shares of each class of stock are as follows:

    COMMON STOCK
      Dividends may be paid upon the Common Stock as and when

      declared by the Board of Directors out of any funds legally available therefore.

      Except as otherwise provided by statute or by any express

    provision of this Certificate, all rights to vote and all voting power shall be exclusively vested in the Common Stock and the holders thereof shall be entitled to one vote for each share for the election of directors and upon all other matters.

    PREFERRED STOCK
      The Board of Directors of the Corporation is authorized, subject to limitations prescribed by law and the provisions of the Article FOURTH, to provide for, from time to time, in one or more series of any number, the issuance of shares of Preferred Stock, and, by filing a certificate pursuant to the General Corporation Law of the State of Delaware, to establish the number of shares to be included in each such series and to fix the designation, relative rights, preferences, qualifications and limitations of the shares of each such series. The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of each of the following:

          The number of shares constituting that series and

          the distinctive designation of that series;

          The dividend rate on the shares of the series

          whether dividends shall be cumulative and, if so, from which date or dates, and whether they shall be payable in preference to, or in another relation to, the dividends payable on any other class or classes or series of stock;

          Whether that series shall have voting rights, in

          addition to the voting rights provided by law, and, if so, the terms of such voting rights;

          Whether that series shall have conversion or

          exchange privileges, and, if so, the terms and conditions of such conversion or exchange, including provision for adjustment of the conversion or exchange rate in such events as the Board of Directors shall determine;

          Whether or not the shares of that series shall be

          redeemable, and, if so, the terms and conditions of such redemption, including the manner of selecting shares for redemption if less than all such shares are to be redeemed, the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

          Whether that series shall be entitled to the benefit of

          a sinking fund to be applied to the purchase or redemption of shares of that series and, if so, the terms and amounts of such sinking fund;

          The rights and restrictions of the shares of the series

          upon the creation of indebtedness of the Corporation or any subsidiary;

          The right of the shares of that series in the event of

          any voluntary or involuntary liquidation, dissolution or winding up of the Corporation and whether such rights shall be in preference to or in another relation to the comparable rights of any other class or classes or series of stock; and

          Any other relative, participating optional or other

    special, rights, qualifications, limitations or restrictions of that series.

    GENERAL
      The Corporation shall be entitled to treat the person in whose name any share, right or option is registered as the owner thereof, for all purposes, and shall not be bound to recognize any equitable or other claim to or interest in such share, right or option on the part of any other person, whether or not the Corporation shall have notice thereof, save as may be expressly provided by the laws of the State of Delaware.

FIFTH: The name and mailing address of the sole incorporator are as follows:

Name Mailing Address

Rachel Abarbanel 30 Rockefeller Plaza - 29th Floor

New York, New York, 10112

SIXTH: (a) The number of Directors of the Corporation which shall constitute the whole Board of Directions shall be such as from time to time shall be fixed by or in the manner provided in the By-Laws but in no case shall the number be less than one. Except as may otherwise be required by law, vacancies in the Board of Directors and newly created directorships resulting from any increase in the authorized number of Directors may be filled by a majority of the Directors then in office, though less than a quorum.

    All corporate powers of the Corporation shall be exercised by the

Board of Directors except as otherwise provided herein or by law. In furtherance and not in limitation of the powers conferred by statute and by law the Board of Directors is expressly authorized to make, amend, alter, change, add to or repeal By-Law of the Corporation, without any action on the part of the stockholders.

SEVENTH: (a) No contract or transaction between the Corporation and one or more of its Directors, or between a corporation and any other corporation, partnership, association or other organization in which one or more of its Directors or officers are Directors or officers, or have financial interest, shall be void or voidable solely for this reason, or solely because such Directors or officers are present at or participate in the meeting of the Board of Directors or the committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose if:

(1) The material facts as to his or their relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of the disinterested directors, even thought the disinterested directors be less than a quorum; or

(2) The material facts as to his or their relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or

(3) The contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee there of, or the stockholders.

In any case described in this Section, any common or interested Director may be counted in determining the existence of a quorum at any meeting of the Board of Directors or any committee which shall authorize any such contract or transaction and may vote thereat to authorize any such contract or transaction. Any Director of the Corporation may vote upon any contract or other transaction between the Corporation and any subsidiary or affiliated corporation without regard to the fact that he is also a Director of such subsidiary or affiliate corporation.

(b) To the fullest extent permitted by the Delaware General Corporation Law as the same exists or may hereafter be amended, Director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director.

(c) Any contract, transaction or act the Corporation or of the Board of Directors which shall be ratified by a majority of a quorum of the stock holders entitled to vote at any annual meeting or at any special meeting call for that purpose shall be as valid and binding as though ratified by every stockholder of the Corporation; provided, however, that any failure of the stockholders to approve or ratify such contract, transaction, or act when and if submitted to them shall not be deemed in any way to invalidate the same or to deprive the Corporation, its Directors or officers of their right to proceed with such contract, transaction or act.

(d) Each Director, officer and employee, past or present of the Corporation, and each person who serves or may have served at the request of the Corporation as a Director, Trustee, officer or employee of another corporation, association, trust or other entity and their respective heirs, administrators and executors, shall be indemnified by the Corporation in accordance with, and to the fullest extent permitted by, the provisions of the General Corporation Law of the State of Delaware as it may be from time to time be amended. Each agent of the Corporation and each person who serves or may have served at the request of the Corporation as an agent of another corporation, or as an employee or agent of an partnership, joint venture, trust or other enterprise may, in the discretion of the Board of Directors, be indemnified by the Corporation to the same extent as provided herein with respect to the Directors, officers and employees of the Corporation. The provisions of this paragraph (d) shall apply to any member of any Committee appointed by the Board of Directors as fully as though such person shall have been an officer or Director of the Corporation.

(e) The provisions of this Article SEVETH shall be in addition to and not in limitation of any other rights, indemnities, or limitations of liability to which any Director or officer may be entitled, as a matter of law or under any By-Law, agreement, vote of stockholders or otherwise.

EIGHTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title B of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title B of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said Court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the Court to which the said application has been made, be binding on all the creditors or class of creditors, and/or all stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

NINTH: Meetings of stockholders maybe held within or without the State of Delaware, as the By-Law may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws of the Corporation. Elections of Directors need not be by written ballot unless the By-Laws of the Corporation shall so provide.

TENTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in the Certificate of Incorporation, in the manner now or hereafter prescribed by statute and this Certificate or Incorporation, and all rights conferred upon officers, Directors and stockholders herein are granted subject to this reservation.